EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NTS Reports 1Q2013 EBITDAS Increase of 24% to $3.4 Million

Fiber Business Grows 31% in First Quarter of 2013

Lubbock, TX – May 14, 2013 - NTS, Inc. (NYSE MKT/TASE: NTS) (“NTS” or the “Company”) announces results for the three months ended March 31, 2013.

Revenues
Revenues from the Company’s Fiber-To-The-Premises (“FTTP”) business grew 31% to $5.3 million in the first quarter ended March 31, 2013, as compared to $4.1 million for the same period in 2012. FTTP revenues represented 35.8% of consolidated revenues for the first quarter of 2013, as compared to 27.3% of consolidated revenues for the first quarter of 2012.

Consolidated revenues for the quarter ended March 31, 2013 were $14.9 million, essentially flat when compared to the quarter ended March 31, 2012.

Customer Expansion
The Company’s total number of FTTP customers as of March 31, 2013 was 10,403 compared to 8,053 FTTP customers as of March 31, 2012, representing an increase of 29%.The increase in the Company’s customer base is a result of its expansion into additional communities and increased penetration.

Average Revenue Per User for all of the Company’s fiber markets is approximately $390 per month for business customers and approximately $102 per month for residential customers.

The FTTP network build out is primarily financed by $99.9 million in funds from the Federal Broadband Stimulus Program, of which 45.9% is in the form of grants and 54.1% is in the form of low cost long-term loans.

New Market Progress
During the first quarter of 2013, NTS began connecting its first fiber customers in Iowa Park, Texas which marked the Company’s presence in 15 Texas communities.  Additionally, NTS continued its sales and marketing efforts for its Wichita Falls, Texas metro build and saw solid demand from business customers in that market during the first quarter.

Following the close of the first quarter, NTS began signing up fiber customers in Hammond, Louisiana and continued construction on its FTTP network in southern Louisiana, where, in addition to Hammond, its fiber network will also include residential and business customers in the communities of Ponchatoula, Natalbany, Tickfaw, Independence and Amite, Louisiana, adding approximately 11,500 FTTP passings.

EBITDAS
EBITDAS for the first quarter of 2013 was $3.4 million, a 24.3% increase over EBITDAS of $2.7 million in the same quarter last year. EBITDAS margin in the quarter ended March 31, 2013 was 22.5% compared to EBITDAS margin of 18.1% for the quarter ended March 31, 2012.  This is mainly attributed to the increase in higher margin FTTP revenues.

Net Income
For the quarter ended March 31, 2013, the Company reported net income of $187 thousand or income of less than $0.01 per basic and diluted share, assuming 41,186,596 shares outstanding compared to a net loss of $339 thousand or a loss of $0.01 per basic and diluted share, assuming 41,186,596 shares outstanding for the quarter ended March 31, 2012.

For the quarter ended March 31, 2013, NTS recorded a net financing expense of $1.2 million compared to a net financing expense of $1.4 million for the quarter ended March 31, 2012. The decrease in the financial expenses was related to a decrease in principal of our outstanding bonds and the buy back of 6.4% of our outstanding par value.

Mr. Guy Nissenson, Chairman, President and CEO of NTS commented, “We believe NTS had a successful start to 2013 as evidenced by improved EBITDAS and net income and the continued steady growth of our fiber business.  We are particularly pleased with our metro build sales and marketing efforts in Wichita Falls, which have resulted in high demand for our fiber offering and we are currently working on metro build projects in other markets.  Additionally, the build out of our fiber network in Louisiana is progressing and we signed our first customer in Hammond, Louisiana just after the close of the quarter.

“We are excited to have surpassed the 10,000 fiber customer benchmark during the first quarter.  We are realizing a high ‘take rate’ in the new markets that we enter and continue to grow market share in our more mature markets.  With our progress into new markets, we expect to continue to achieve strong sequential FTTP revenue growth.”

Conference Call
The Company will host a conference call today, May 14, 2013 at 10:00 a.m. Eastern Time to discuss its financial results as well as recent developments. The conference call may be accessed in the U.S. and Canada by dialing toll-free 1-877-407-8035.  International callers may access the call by dialing 1-201-689-8035.  A webcast slide presentation will also be available.

To access the live webcast, log onto the NTS website at http://www.ntscom.com. The webcast can also be accessed at http://www.InvestorCalendar.com.  An online replay will be available shortly after the call.

A replay of the teleconference will be available for 30 days after the call and may be accessed domestically by dialing 1-877-660-6853 and international callers may dial 1-201-612-7415.  Callers must enter conference number 412349.

About NTS

NTS is a provider of high speed broadband services, including internet access, digital cable TV programming and local and long distance telephone service to residential and business customers in northern Texas and southeastern Louisiana.  NTS' Fiber-To-The-Premise (FTTP) network provides one of the fastest internet connections available.  For the Company's website, please visit: www.ntscom.com.

In addition to disclosing financial measures prepared in accordance with Accounting Principles Generally Accepted in the US (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP EBITDAS (non-GAAP earnings before interest, taxes, depreciation, amortization and stock-based compensation, other expenses, acquisition costs and non-recurring loss). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

There are a number of limitations related to the use of non-GAAP EBITDAS. First, these non-GAAP financial measures exclude depreciation and amortization expenses that are recurring and significant non-recurring expenses. Depreciation and amortization have been, and will continue to be for the foreseeable future, a significant recurring expense with an impact upon our company notwithstanding the lack of immediate impact upon cash. Second, there is no assurance the components of the costs that we exclude in our calculation of non-GAAP operating loss do not differ from the components that our peer companies exclude when they report their results of operations. Third, there is no assurance we will avoid further non-recurring costs associated with other balance sheet items. Our management compensates for these limitations by providing specific reconciliation of GAAP amounts to these non-GAAP financial EBITDAS and evaluating these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. Readers should note the chart at the end of this release which sets forth how we calculate the non-GAAP EBITDAS.

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." NTS' financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Contact Details:

Investor Relations Contact John G. Nesbett/Jennifer Belodeau Institutional Marketing Services (IMS) Tel: 1.203.972.9200. E-mail: jnesbett@institutionalms.com	Company Contact Niv Krikov, CFO Tel: 1.806.771.1181 E-mail: niv@ntscominc.com

NTS, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended
	March 31,
	2013	2012
Revenues
Services on Fiber-To-The-Premise network	$5,346,152	$4,072,667
Leased local loop services and other	9,590,084	10,851,162

Total Revenues	14,936,236	14,923,829

Expenses
Cost of services (excluding depreciation and amortization shown below)	6,640,418	7,122,654
Selling, general and administrative	4,987,133	5,136,761
Depreciation and amortization	1,664,842	1,533,973
Financing expenses, net	1,201,690	1,441,699
Other expenses	210,245	198,669

Total Expenses	14,704,328	15,433,756

Income (loss) before taxes	231,908	(509,927)

Income tax benefit (expense)	(44,927)	170,926

Net Income (loss)	$186,981	$(339,001)

Basic and diluted income (loss) per share	$0.00	$(0.01)

Basic and diluted weighted average number of shares outstanding:	41,186,596	41,186,596

Reconciliation of EBITDAS to Net income (loss) applicable to common stockholders as it is presented on the Condensed Consolidated
Statements of Operations for NTS, Inc.

	Three Months Ended
	March 31,
	2013	2012

Net income (loss)	$186,981	$(339,001)

Depreciation and amortization	1,664,842	1,533,973
Compensation in connection with the issuance of warrants and options	53,085	40,530
Financing expenses, net	1,201,690	1,441,699
Other expenses	210,245	198,669
Income tax expense (benefit)	44,927	(170,926)

EBITDAS	$3,361,770	$2,704,944